EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report on the financial statements of The First National Bank of Spring Mills included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Parente, Randolph, Orlando, Carey & Associates

Parente, Randolph, Orlando, Carey & Associates
Williamsport, Pennsylvania
October 14, 1998